EXHIBIT 99.2

October 26, 2021

Everything Blockchain, Inc. Promotes Eric Jaffe to Board of Directors

Everything Blockchain, Inc., (OTCMKTS: OBTX), an advanced platform architect, development and services company and software foundry, specializing in blockchain technologies, decentralized processing, and zero trust applications announced today that it has added Eric Jaffe to the Board of Directors to replace the recently vacated position due to the resignation of Paul Rosenberg. The change in Board leadership has no effect on the board requirements for an up listing to NASDAQ or the New York Stock Exchange (NYSE).

The Company filled the new positions through unanimous approval of the Board of Directors and a majority of its shareholders. Eric Jaffe, Everything Blockchain’s Chief Executive Officer, accepted the position on the Board of Directors.

Mr. Jaffe while continuing to serve as the Company’s Chief Executive Officer, will bring a wealth and expertise and provide a direct link between management and the Board of Directors. Eric is an industry leading technology professional. His experience has focused on the manufacturing, legal, non-profit, blockchain and technology industries. He has grown companies from start-up to successful acquisition that have grown into national leaders in their space. He orchestrated 11 technology company acquisitions merging into one Company which continues to be on the forefront of emerging technologies. He was an early adopter of Bitcoin and blockchain having championed it and created companies around it since 2015. He is a graduate of Florida International University with a degree in Business Management and carries multiple technological certifications.

Michael Hawkins, Everything Blockchain’s Chairman of the Board, stated, “We have put together a very powerful and influential senior management team of pioneers and industry trendsetters. We continue to advance our depth and leadership with outstanding and influential global trendsetters in cyber security through zero trust and Blockchain.”

“I am honored to have received the invitation to join our Company’s Board of Directors,” said Eric Jaffe. “With our recent acquisitions and Fortune 500 clientele, I am confident Everything Blockchain continue to fulfill and exceed its goals and expectations.”

Contact:

Eric Jaffe, CEO

info@obitx.com

RedChip Companies

Dave Gentry

Tel: 407.571.0912

dave@redchip.com

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About Everything Blockchain:

Headquartered in Fleming Island, Florida, Everything Blockchain, Inc., (OTCMKTS: OBTX) is a development, architecture, and software designer of Blockchain that also provides consulting and services specializing in blockchain technologies, decentralized processing, Internet of Things (IoT), and Zero Trust Network Access (ZTNA).

Forward Looking Statements

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations regarding the use and development of blockchain based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

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